As filed with the Securities and Exchange Commission on February 4, 1998
                      Registration Statement No. 333-29927

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             PEN INTERCONNECT, INC.
             (Exact name of registrant as specified in its charter)


       Utah                                3357                  87-0430260
(State or other jurisdiction  (Primary Standard Industrial   (IRS Employer
of incorporation)             Classification Code Number)   Identification No.)


Pen Interconnect, Inc.                       James S. Pendleton, Chairman
2351 South 2300 West                         Pen Interconnect, Inc.
Salt Lake City, Utah 84119                   2351 South 2300 West
(801) 973-6090                               Salt Lake City, Utah 84119
(Address, including zip code,               (801) 973-6090
and telephone number, including             (Name, address, including zip code,
area code, of registrant's                   and telephone number, including
principal executive offices)                 area code, of agent for service)
                                    Copy to:
                              Oscar D. Folger, Esq.
                              James W. Lucas, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /_/




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         This  amendment  on the Form S-3 is being filed to amend and update the
Selling Security Holders Table.

                            SELLING SECURITY HOLDERS

         As of the date of this Amendment, an aggregate of 2,068,404 shares of Common Stock are being offered for sale by Selling Security Holders. The following table sets forth certain information with respect to the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock, although it will receive proceeds from the exercise of the Warrants, if exercised.

                             Beneficial                           Beneficial
                             Ownership of                         Ownership of
                             Shares of                            Shares of
Selling Security Holders     Common Stock        Securities       Common Stock
                             Prior to Sale       to be Sold       After Sale

KLS Enterprises              100,000             100,000                   0

Rahim Kab                    10,000              10,000                    0

The Trading Post, Inc.       481,979             481,979                   0

Milton Haber                 47,222              47,222                    0

Gordon Mundy                 90,000              90,000                    0

Lawson Rollins               20,000              20,000                    0

Sanjay Achary                5,000               5,000                     0

Sara Leifer                  50,000              50,000                    0

Joel Marks                   125,000             125,000                   0

Hamerkaz                     100,000             100,000                   0

Ira Weingarten               44,444              44,444                    0

Yeshiva Beth Hillel          46,190              46,190                    0

Lisa Grossman                150,000             150,000                   0

Greendel Equities, Inc.      100,000             100,000                   0

Redstone Securities, Inc.    450,000             450,000                   0

Meyer Jeger                  92,379              92,379                    0

The Cerplex Group            25,000              25,000                    0

Martin Chopp                 46,190              46,190                    0

CLR Associates               64,167              64,167                    0

KOSTECH SMALL CAP RESEARCH   3,333               3,333                     0

National Bank of Canada      10,000              10,000                    0

Alan Weaver                  7,500               7.500                     0



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                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned in Salt Lake City, Utah as of the 4th day of February 4, 1998.

                              PEN INTERCONNECT, INC.

                              By  /s/ James S. Pendleton
                                 James S. Pendleton,
                                Chairman/ Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints James S. Pendleton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                            Date


 /s/ James S. Pendleton    CEO and                            February 4, 1998
James S. Pendleton         Chairman


/s/ Wayne R. Wright        Vice Chairman and CFO              February 4, 1998
Wayne R. Wright             (Principal Accounting and
                           Financial Officer)


/s/ C. Reed Brown          Director                           February 4, 1998
C. Reed Brown


/s/ Stephen J. Fryer       Director and Senior Vice           February 4, 1998
Stephen J. Fryer           President of  Marketing




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